SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                January 12, 2002

                                 Date of Report
                        (Date of Earliest Event Reported)

                           Milinx Business Group, Inc.

             (Exact Name of Registrant as Specified in its Charter)


                                1037 Yorkshire Pl
                               Danville, CA 94506

                    (Address of principal executive offices)

                                  925-736-7111

                          Registrant's telephone number

       Delaware                     000-26421                      91-1954074
------------------------     ------------------------           ----------------
(State of Incorporation)     (Commission File Number)          (I.R.S. Employer)


ITEM 3. OTHER EVENTS

The Company announced today that on January 12, 2002, the shareholders of the Company elected a new slate of directors which consisted of Tom Loker, Chairman, Jake Brown, Stan Mazor, Maynard Dokken and John Erickson. John Erickson is identified as the shareholder representative. In addition, a compensation committee was elected which consisted of two directors and one shareholder. This committee consists of John Erickson, chairman, Jake Brown and Shawn Wootton.

The Company also announced that on January 14, 2002 it met with the creditors of its Canadian subsidiary to vote on a reorganization plan as proposed by the Company. The plan was approved as submitted. The plan must now be approved by the Supreme Court of British Columbia (the "Court") to become effective. The Company expects that by paying approximately $260 thousand to the creditors the Company will be able to reduce current liabilities to approximately $2.2 million.

Tom Loker, chairman and CEO, stated that he is very pleased to have resolved issues with the creditors of the Company's Canadian subsidiary and is optimistic that the plan will be approved by the Court.



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The Company is engaged in the business of delivering business software to small to medium size businesses through its proprietary data center located in Vancouver, British Columbia.


FORWARD LOOKING INFORMATION

This document contains forward-looking statements that involve a number of risks and uncertainties. A forward looking statement is usually identified by our use of certain terminology, including "believes," "expects," "may," "will," "should," "could," "seeks," "pro forma," "anticipates" or "intends" or by discussions of strategy or intentions.

Forward looking statements: This document may contain statements about expected future events and financial results that are forward looking in nature, and, as a result, are subject to certain risks and uncertainties, including general economic and business conditions, and specific conditions affecting our sector, including pricing pressures and declining prices; our ability to access capital Markets to ensure financial liquidity; competition; the inability to attract and retain our anticipated customer base; changes in business strategy or development plans; the ability to attract and retain qualified personnel; and other factors. Actual Results may differ materially from those projected by management. For such statements, we claim the safe harbor for "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

Plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Information about management's view of Milinx's future expectations, but not limited to, the doubt as to the risks associated with efforts to restructure the obligations of Milinx or it's subsidiaries, risks associated with efforts to obtain financing, risks associated with proceedings commenced by 580880 BC Ltd. (formerly Milinx Business Services, Inc.) under the Bankruptcy and Insolvency Act, risks associated with acceptance of a reorganization plan, risks associated with actions commenced by Milinx and its subsidiaries to receive equitable relief from the courts for damages and the value of its intellectual property and other known or unknown risks, uncertainties and other factors. Accordingly, a forward looking statement in this document is not a prediction of future events or circumstances, and those future events or circumstances may not occur.

In addition, forward looking statements depend upon assumptions, estimates and dates that may not be correct or precise and involve known and unknown risks, uncertainties and other factors. Any financial information in this release is based on unaudited and incomplete information. Accordingly, a forward-looking statement in this document is not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, you are warned not to rely on the forward-looking statements. Neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. Except for ongoing obligations under the federal securities laws to disclose all material information to investors, we are not undertaking any obligation to update these factors or to publicly announce the results of any changes to our forward looking statements due to future events or developments.

For more information, please contact:

Milinx Business Group Inc.
1037 Yorkshire Pl
Danville, CA 94506
Phone 925-736-7111 (9 AM - 5 PM PT)
Fax 925-736-0168

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


        MILINX BUSINESS GROUP, INC.                   DATE

        /s/ Michael Shiffman                              January 23, 2001
        ------------------------------------          --------------------------
        Michael Shiffman, Corporate Secretary